Exhibit 10.4
LEASE AMENDMENT #14
(TERM EXTENSION)

DIAMONDBACK E & P LLC

FASKEN MIDLAND, LLC (hereinafter called "Lessor") and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called "Lessee"), for good and valuable consideration the receipt of which is hereby acknowledged on November 10, 2014 (the "Effective Date"), do hereby amend that certain Lease Agreement dated April 19, 2011 (the "Original Lease Agreement"), as amended by Lease Amendment #1 dated June 6, 2011, Lease Amendment #2 dated August 5, 2011 (surrendered September 30, 2012), Lease Amendment #3 dated September 28, 2011, Lease Amendment #4 dated February 6, 2012, Lease Amendment #5 dated July 25, 2012, Lease Amendment #6 dated December 18, 2012, Lease Amendment #7 dated June 14, 2013, Lease Amendment #8 dated June 14, 2013, Lease Amendment # 9 dated September 3, 2013, Lease Amendment #10 dated September 26, 2013, Lease Amendment #11 dated September 26, 2014, Lease Amendment # 12 dated October 23, 2014, and Lease Amendment #13 dated October 30, 2014 (collectively, the "Lease Agreement"), covering a total of approximately 24,150 square feet of Net Rentable Area located on Level Twelve (12) and Level Fourteen (14) (hereinafter, the "Entire Premises") of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701 ("One Fasken Center"), being a part of the Building consisting of 550 and 500 West Texas Avenue, Texas 79701 (the "Building"), under the following terms and conditions (the "Lease Amendment #14"):

1.
LEASE TERM. The Lease Term for the Entire Premises is hereby extended for a period of ten (10) years to expire at 11:59pm, May 31, 2026, rather than its current expiration date of May 31, 2016. The ten (10) year Lease Term extension period from June 1, 2016, until May 31, 2026, is hereafter referred to as the "Lease Term Extension Period".

2.	BASE YEAR. During the Lease Term Extension Period, the Base Year for Operating Expenses and Tax Expenses for the Entire Premises shall be the calendar year 2016.

3.	RENT.

(a)	The Base Rent for the Entire Premises during the Lease Term Extension Period is as follows:

PERIOD	ANNUAL RATE PER SQ. FT.	MONTHLY BASE RENT
6/1/2016 - 5/31/2017	$35.50	$71,443.75
6/1/2017 - 5/31/2018	$36.25	$72,953.13
6/1/2018 - 5/31/2019	$37.00	$74,462.50
6/1/2019 - 5/31/2020	$37.75	$75,971.87
6/1/2020 - 5/31/2021	$38.50	$77,481.25
6/1/2021 - 5/31/2022	$39.25	$78,990.62
6/1/2022 - 5/31/2023	$40.00	$80,500.00
6/1/2023 - 5/31/2024	$40.75	$82,009.37
6/1/2024 - 5/31/2025	$41.50	$83,518.75
6/1/2025 - 5/31/2026	$42.25	$85,028.13

(b)	All monthly Base Rent shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.

4.
SECONDARY RIGHT OF FIRST REFUSAL. Provided (i) there is no Lessee Event of Default under Section11.1 of the Lease Agreement at the time Refusal Space is Available (as hereinafter defined), and (ii) Lessee has not subleased or assigned all or any part of the Leased Premises at the time Refusal Space is Available (as hereinafter defined), Lessee shall have a secondary and subordinate right of refusal to 7,300 rentable square feet on the l3th floor of One Fasken Center, also known as Suite 1300, currently leased by Parsley Energy, L.P. (''Refusal Space"), if Available, as hereinafter defined. As used herein, the Refusal Space is "Available" at the time in question if (a) Parsley Energy; L.P. is not leasing or occupying the Refusal Space, under any current or renewal term of the lease or any other agreement, and (b) Gulf Coast Oil & Gas Company elects not to exercise its outstanding and valid first right of refusal to the same space ("First Right of Refusal").

If the Refusal Space is Available, Lessor shall deliver notice thereof to Lessee (a "Refusal Notice") setting forth (a) the anticipated commencement date of the lease of the Refusal Space ("Refusal Space Commencement Date"), (b) the term for the Refusal Space, which shall be co-terminus with the Lease Term Extension Period for the Premises; provided, however, if less than thirty-six (36) months remain in the Lease Term Extension Period upon the Refusal Space Commencement Date, the term for the Entire Premises shall be extended for a full thirty-six (36) months, (c) Lessee's proportionate share of the Operating Expenses and Taxes, (d) the Base Year for Operating Expenses and Tax Expenses for the Entire Premises and the Refusal Space, (e) provided that thirty-six (36) months remain in the Lease Term Extension Period, Lessor shall provide to Lessee an allowance in the amount of $15.00 per rentable square foot toward the cost of performing leasehold improvements in the Refusal Space, which allowance shall be paid by Lessor to the contractors that perform the leasehold improvements in the Refusal Space, following receipt by Lessor of the following bills covering all labor and materials expended and final waivers of lien, and (d) the Base Rent for the Refusal Space, as hereinafter defined. The .Base Rent for the Refusal Space shall be the greater of: (i) the fair market value per square foot of the Refusal Space as reasonably determined by Lessor pursuant to current market conditions in the Building as of the date of the Refusal Notice, or (ii) Lessee's escalated annual rate per square foot of the Entire Premises as of the date of the Refusal Notice.

Within five (5) business days following Lessor's delivery of the Refusal Notice, Lessee shall in writing elect to either (a) lease the Refusal Space upon the terms set forth in the Refusal Notice, or (ii) refuse to lease the Refusal Space. If Lessee refuses to lease the Refusal Space, fails to timely elect to lease, or does not respond in any manner, Lessee's secondary right of refusal shall be terminated in its entirety and Lessor shall a right to lease all or any portion of Refusal Space to anyone it desires.

If Lessee elects to lease the Refusal Space upon the terms set forth in the Refusal Notice, Lessee and Lessor shall, within ten (10) business days thereafter, execute an amendment to the Lease Agreement to reflect the terms and conditions as set forth in the Refusal Notice.

5.
RIGHT OF FIRST OFFER. Provided (i) there is no Lessee Event of Default under Section 11.1 of the Lease Agreement at the time Offer Space is Available (as hereinafter defined), and (ii) Lessee has not subleased or assigned all or any part of the Leased Premises at the time Offer Space is Available (as hereinafter defined), Lessee shall have a right of first offer to 7,714 rentable square feet on the 13th floor of One Fasken Center, also known as Suite 1320, currently leased by Gulf Coast Oil & Gas Company ("Offer Space"), if Available, as hereinafter defined. As used herein, the Offer Space is "Available" at the time in question if Gulf Coast Oil & Gas Company is not leasing or occupying the Offer Space, under any current or renewal term of the lease or any other agreement.

If the Offer Space is Available, Lessor shall deliver notice thereof to Lessee (a "Offer Notice") setting forth (a) the anticipated commencement date of the lease of the Offer Space ("Offer Space Commencement Date"), (b) the term for the Offer Space, which shall be co-terminus with the Lease Term Extension Period for the Premises; provided, however, if less than thirty-six (36) months remain in the Lease Term Extension Period upon the Offer Space Commencement Date, the term for the Entire Premises shall be extended for a full thirty-six (36) months, (c) Lessee's proportionate share of the Operating Expenses and Taxes, (d) the Base Year for Operating Expenses and Tax Expenses for the Entire Premises and the Offer Space, (e) provided that thirty six (36) months remain in the Lease Term Extension Period, Lessor shall provide to Lessee an allowance in the amount of $15.00 per rentable square foot toward the cost of performing leasehold improvements in the Offer Space, which allowance shall be paid by Lessor to the contractors that perform the leasehold improvements in the Offer Space, following receipt by Lessor of the following bills covering all labor and materials expended and final waivers of lien, and (d) the Base Rent for the Offer Space, as hereinafter defined. The Base Rent for the Offer Space shall be the greater of: (i) the fair market value per square foot of the Offer Space as reasonably determined by Lessor pursuant to current market conditions in the Building as of the date of the Offer Notice, or (ii) Lessee's escalated annual rate per square foot of the Entire Space as of the date of the Offer Notice.

Within five (5) business days following Lessor's delivery of the Offer Notice, Lessee shall in writing elect to either (a) lease the Offer Space upon the terms set forth in the Offer Notice; or (ii) refuse to lease the Offer Space. If Lessee refuses to lease the Offer Space, fails to timely elect to lease, or does not respond in any manner, Lessee's right of first ofter shall be terminated in its entirety and Lessor shall have a right to lease all or any portion of Offer Space to anyone it desires.

If Lessee elects to lease the Offer Space upon the terms set forth in the Offer Notice, Lessee and Lessor shall, within ten (10) business days thereafter execute, an amendment to the Lease Agreement to reflect the terms and conditions as set forth in the Offer Notice.

6.	RATIFICATION. Except as amended by this Lease Amendment #14, Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution of this Lease Amendment #14 as of the dates below but to be effective as of the Effective Date.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		DIAMONDBACK E&P LLC
By:	Haley-NWC Property
Management Co., LLC
Its Authorized Agent

By:	/s/ Wendell L. Brown, Jr.	By:	/s/ Travis D. Stice
Name:	Wendell L. Brown, Jr.	Name:	Travis D. Stice
Title:	V.P.	Title:	President & CEO
Date:	12-5-14	Date:	12-5-14

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